                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-64481) of CMC Securities Corporation IV pertaining to the issuance of a maximum $2 billion aggregate principal balance of collateralized mortgage obligations and in the related prospectus and prospectus supplements of our report dated January 27, 2000, with respect to the financial statements of CMC Securities Corporation IV included in this Annual Report (Form 10-K) for the year ended December 31, 1999.





                                                               ERNST & YOUNG LLP






Dallas, Texas
March 23, 2000